Exhibit 99.1

FOR IMMEDIATE RELEASE

CUBIST PHARMACEUTICALS REPORTS FIRST QUARTER 2013 FINANCIAL RESULTS

•              Total Net Revenues of $229.9 Million, Up 9% Over Q1 2012; U.S. CUBICIN Net Revenues of $202.0 Million, Up 9% Over Q1 2012

•              Non-GAAP Diluted EPS of $0.34; GAAP Diluted EPS of $0.09

•              Non-GAAP Adjusted Operating Income of $42.2 Million; GAAP Operating Income of $9.8 Million

Lexington, Mass., April 18, 2013 — Cubist Pharmaceuticals, Inc. (NASDAQ: CBST) today announced results for the first quarter ended March 31, 2013.  The Company will host a conference call and webcast today at 5:00 p.m. ET (details below).

Financial highlights for the first quarter of 2013 (unaudited)

•                  Total net revenues were up 9% over the same period in 2012. Q1 2013 total net revenues were $229.9 million compared to $211.7 million in Q1 2012.

•                  U.S. CUBICIN® (daptomycin for injection) net product revenues increased 9% to $202.0 million from $184.7 million in Q1 2012. CUBICIN international revenues were $12.4 million compared to $12.7 million in Q1 2012.

•                  Non-GAAP adjusted operating income was $42.2 million compared to $71.5 million in the first quarter of 2012. GAAP operating income was $9.8 million compared to $60.0 million in the first quarter of 2012.

•                  Non-GAAP diluted earnings per share (EPS) was $0.34 compared to $0.55 in the first quarter of 2012.  GAAP diluted EPS was $0.09 compared to $0.45 in the first quarter of 2012.

“As we enter this next chapter for the Company, Cubist continues to deliver solid financial results while driving continued growth,” said Michael Bonney, CEO of Cubist.  “We continue to enhance our leadership team and took several important growth-focused actions during the quarter, including obtaining rights to expand our acute care pipeline through our option agreement with Adynxx and securing the worldwide commercialization rights to our potential blockbuster candidate, ceftolozane/tazobactam. We are making solid progress toward our Building Blocks of Growth and are well-positioned to extend our leadership in the hospital and acute care environment.”

First quarter ENTEREG® (alvimopan) net product revenues were $11.2 million, up 19% compared to $9.4 million in the first quarter of 2012. Service revenues for the Company’s co-promote of DIFICID® (fidaxomicin) for the first quarter were $3.6 million.

As of March 31, 2013, Cubist had $940.7 million in cash, cash equivalents and investments. The total number of Cubist’s common shares outstanding as of March 31, 2013, was 65,163,806.

65 Hayden Avenue, Lexington, MA 02421  P 781.860.8660  F 781.861.0566  www.cubist.com

Updated R&D Expense Guidance

The Company recorded $25.0 million of R&D expense in the first quarter related to the acquisition of certain rights to ceftolozane from Astellas Pharma, Inc.  As a result, the Company updated its R&D expense guidance for 2013 to $400 million - $420 million from the previous estimate of $375 million - $395 million.

Recent Pipeline Highlights

•                  In February, Cubist obtained rights to expand its acute care pipeline by entering into an option agreement with Adynxx, Inc. under which Cubist has the exclusive right to acquire Adynxx following the data readout of Adynxx’s ongoing Phase 2 trial for its lead product candidate, AYX1.  AYX1 targets EGR1, which is a key transcription factor in the establishment of pain that is rapidly induced after painful stimuli or injury.

•                  In February, the U.S. Food and Drug Administration (FDA) designated the Company’s late-stage antibiotic candidate, ceftolozane/tazobactam, as a Qualified Infectious Disease Product (QIDP) for the indications of Hospital-Acquired Bacterial Pneumonia (HABP)/Ventilator-Associated Bacterial Pneumonia (VABP) and Complicated Urinary Tract Infections (cUTI).  Additionally, ceftolozane/tazobactam and surotomycin have been granted Fast Track status in their previously granted QIDP indications, Complicated Intra-Abdominal Infections (cIAI) and Clostridium difficile-associated Diarrhea (CDAD), respectively.

•                  In March, Cubist obtained the rights to ceftolozane in certain Asia-Pacific and Middle East territories from Astellas. With the attainment of these rights, Cubist now owns worldwide rights to develop, manufacture, and commercialize ceftolozane/tazobactam, subject to ongoing milestone and royalty obligations to Astellas.

Recent Corporate Highlights

•                  Michael Tomsicek was promoted to Senior Vice President and Chief Financial Officer. After a decade of leadership at Cubist, David McGirr stepped down as CFO in March. He is serving as Senior Advisor to the CEO and will retire in 2014.

•                  Thomas J. DesRosier joined Cubist as Senior Vice President, Chief Legal Officer, General Counsel and Secretary in March.  He was previously Senior Vice President, General Counsel North America of Sanofi, and was the Chief Legal Officer of Genzyme Corporation prior to the acquisition of Genzyme by Sanofi.

Use of Non-GAAP Financial Measures

Cubist uses non-GAAP financial measures, such as non-GAAP net income, non-GAAP adjusted operating income and non-GAAP diluted EPS, to assess and analyze its operational results and trends and to make financial and operational decisions.  Cubist believes these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding Cubist’s operating performance.  These non-GAAP financial measures should not be considered an alternative to measurements required by GAAP, such as net income, operating income and earnings per share, and should not be considered measures of Cubist’s liquidity.  In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies.  Reconciliations between non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

***********************CONFERENCE CALL & WEBCAST INFORMATION***********************

CUBIST Q1 2013 FINANCIAL RESULTS

Thursday, April 18, 2013 at 5:00 pm ET

U.S./Canada Attendee Dial-in: (855) 319-7654

International Attendee Dial-in: (484) 756-4327

Attendee Passcode: 27242301

24-HOUR REPLAY U.S./CANADA: (855) 859-2056

24-HOUR REPLAY INTERNATIONAL: (404) 537-3406

Conference ID: 27242301

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

https://tinyurl.com/CBST1Q13

Attendee Password: 041813

Replay will be available for 90 days at www.cubist.com

*********************************************************************************

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development, and commercialization of pharmaceutical products that address significant unmet medical needs in the acute care environment. Cubist is headquartered in Lexington, Mass. Additional information can be found at Cubist’s web site at www.cubist.com.

Cubist Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding: (i) our unaudited first quarter financial results, (ii) our belief in the blockbuster potential of ceftolozane/tazobactam, (iii) the potential for Cubist to acquire Adynxx, and (iv) our Building Blocks of Growth, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include: the risk that our final first quarter financial results will differ materially from our expected results disclosed in this release; our ability to continue to grow revenues from the sale of CUBICIN and ENTEREG; the ability of our third-party suppliers to produce and deliver adequate amounts of our products and product candidates; the strength of, and our ability to successfully enforce, our intellectual property portfolio protecting our products and product candidates; competition from generic drug companies such as Teva and Hospira; our ability to successfully develop, gain marketing approval for and commercially launch ceftolozane/tazobactam and our other product candidates for their planned indications and on the timelines that we expect; our ability to discover, in-license or acquire new products and product candidates; our ability to achieve and manage our growth in our business; the potential that the Phase 2 trial for AYX1 will not yield positive results or support further development of AYX1; and those additional factors discussed in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements.

Cubist Pharmaceuticals, Inc.

INVESTORS:

Cubist Pharmaceuticals, Inc.

Eileen C. McIntyre, (781) 860-8533

Vice President, Investor Relations

eileen.mcintyre@cubist.com

or

MEDIA:

Julie DiCarlo, (781) 860-8777

Senior Director, Corporate Communications

julie.dicarlo@cubist.com

Tables to follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	March 31,	December 31,
	2013	2012

ASSETS
Cash, cash equivalents and investments	$940,667	$979,396
Accounts receivable, net	92,659	93,467
Inventory	79,800	79,440
Property and equipment, net	166,272	166,465
Deferred tax assets, net	17,935	14,190
In-process research and development	272,700	272,700
Other assets	335,438	326,727

Total assets	$1,905,471	$1,932,385

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$155,670	$209,236
Deferred tax liabilities, net	99,562	103,081
Deferred revenue	39,464	40,875
Contingent consideration	191,266	189,213
Debt and other liabilities, net	404,726	399,232
Total liabilities	890,688	941,637

Total stockholders’ equity	1,014,783	990,748

Total liabilities and stockholders’ equity	$1,905,471	$1,932,385

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

UNAUDITED

(in thousands, except share and per share data)

	Three months ended
	March 31,
	2013	2012

Revenues:
U.S. CUBICIN product revenues, net	$202,045	$184,707
U.S. ENTEREG product revenues, net	11,203	9,442
Total U.S. product revenues, net	213,248	194,149
International product revenues	12,403	12,654
Service revenues	3,624	3,664
Other revenues	654	1,225
Total revenues, net	229,929	211,692

Costs and expenses:
Cost of product revenues	55,675	53,952
Research and development	114,209	51,172
Contingent consideration	2,053	2,829
Selling, general and administrative	48,201	43,780
Total costs and expenses	220,138	151,733

Operating income	9,791	59,959

Other income (expense), net	(6,202)	(8,513)

Income before income taxes	3,589	51,446

(Benefit) provision for income taxes	(2,499)	18,652

Net income	$6,088	$32,794

Basic earnings per share	$0.09	$0.52
Diluted earnings per share	$0.09	$0.45	(1)

Shares used in calculating:
Basic earnings per share	64,935,601	63,001,379
Diluted earnings per share	67,034,457	84,386,002

(1) Includes add back of interest expense, debt issuance costs and debt discount amortization on 2.50% notes and 2.25% notes to income, net of tax effect

CUBIST PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

UNAUDITED

(in thousands, except share and per share data)

	Three months ended
	March 31,
	2013		2012

Reconciliation of GAAP net income to non-GAAP net income

GAAP net income	$6,088		$32,794

Non-cash debt discount amortization	3,607		4,827

ENTEREG intangible asset amortization	4,424		4,589

ENTEREG inventory step-up	963		534

Expenses related to the acquisition of Adolor	—		3,589

Acquisition of rights from Astellas	25,000		—

Contingent consideration	2,053		2,829

Tax adjustment (1)	(15,963)		(5,274)

Non-GAAP net income	$26,172		$43,888

Non-GAAP basic earnings per share	$0.40		$0.70
Non-GAAP diluted earnings per share	$0.34	(2)	$0.55	(3)

Shares used in calculating:
Non-GAAP basic earnings per share	64,935,601		63,001,379
Non-GAAP diluted earnings per share	82,458,609		84,386,002

(1) The methodology used to compute the tax adjustments above was revised in Q1 2013 to reflect the tax effect of non-GAAP adjustments and to include material, non-recurring discrete items for the period.  The prior year tax adjustment has been revised to conform to the current quarter’s presentation.

(2) Includes add back of interest expense and debt issuance costs on 2.50% notes to income, net of tax effect

(3) Includes add back of interest expense and debt issuance costs on 2.25% notes and 2.50% notes to income, net of tax effect

CUBIST PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

UNAUDITED

(in thousands)

	Three months ended
	March 31,
	2013	2012

Reconciliation of GAAP operating income to non-GAAP adjusted operating income

Operating income	$9,791	$59,959

ENTEREG intangible asset amortization	4,424	4,589

ENTEREG inventory step-up	963	534

Expenses related to the acquisition of Adolor	—	3,589

Acquisition of rights from Astellas	25,000	—

Contingent consideration	2,053	2,829

Non-GAAP adjusted operating income	$42,231	$71,500

CUBIST PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

UNAUDITED

(in thousands, except share and per share data)

	Three months ended
	March 31,
	2013		2012

Reconciliation of GAAP basic earnings per share to non-GAAP basic earnings per share
Non-GAAP basic net income - from table above	$26,172		$43,888

GAAP and Non-GAAP basic shares	64,935,601		63,001,379

GAAP basic earnings per share	$0.09		$0.52
Non-GAAP adjustments - from table above	0.31		0.18
Non-GAAP basic earnings per share	$0.40		$0.70

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Non-GAAP basic net income - from table above	$26,172		$43,888
Non-GAAP dilutive adjustments	2,132	(1)	2,490	(2)
Non-GAAP diluted net income	$28,304		$46,378

GAAP diluted shares	67,034,457		84,386,002
Non-GAAP dilutive adjustments	15,424,152	(3)	—
Non-GAAP diluted shares	82,458,609		84,386,002

GAAP diluted earnings per share	$0.09		$0.45
Non-GAAP dilutive adjustments	0.25		0.10
Non-GAAP diluted earnings per share	$0.34		$0.55

(1) Includes add back of interest expense and debt issuance costs on 2.50% notes to income, net of tax effect

(2) Includes add back of interest expense and debt issuance costs on 2.25% notes and 2.50% notes to income, net of tax effect

(3) Weighted average shares issued on full conversion